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                                  EXHIBIT 99.1


                                              For Further Information, Contact:

                                                    Investor Relations Contact:
                                                 Lippert/Heilshorn & Associates
                                                                  Keith Lippert
                                                                 (212) 838-3777
                                                                   Kris Otridge
                                                                 (415) 433-3777

                                                      Corporate Communications:
                                                                  Frank Connors
                                                                 (714) 753-7864

                                                      Marketing Communications:
                                                                 Paul Kinderman
                                                                 (714) 789-2625

                                                           Fax:  (714) 753-1122
                                                         Web Site: www.stmi.com


                  STM WIRELESS ANNOUNCES STRATEGIC DECISION TO
                   POSITION THE COMPANY AS A SERVICE PROVIDER
                              IN EMERGING MARKETS.

       - BROADENS ACTIVITIES THROUGH SERVICE OFFERING BY DTPI SUBSIDIARY -

                   - PREVIEWS EXPECTED 1997 YEAR END RESULTS -



        IRVINE, CALIFORNIA, December 23, 1997 - STM WIRELESS, INC. (STM) (NASDAQ NM Symbol: STMI), a leading manufacturer of wireless communications products, today announced a strategic decision to emphasize the future operations of its wholly-owned telecommunications service subsidiary, Direc-To-Phone International, Inc. (DTPI). With the concurrently announced joint venture with CANTV in Venezuela, and the previously announced service agreement with Miditel in Mexico, DTPI now has a minimum backlog of $150 million in service contract revenues. The first transaction announced in October with Miditel is expected to generate approximately $100 million minimum in service revenues over its 10 year term and the transaction announced today with CANTV is approximately $50 million minimum in service revenues for DTPI over its 15 year term.

        STM believes that there is also considerable upside potential in these projects for increased revenues and earnings resulting from a higher level of usage and line penetration above the minimum, especially with the anticipated introduction by STM of lower cost terminals for these networks. DTPI is also in discussions for similar potential ventures in other countries.



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        These service contracts, like other communication service ventures such as mobile satellite systems and cellular telephony, are different from the Company's traditional equipment sales business where revenue is normally recognized on delivery of product. They are characterized by heavy, up-front capital costs leading to negative cashflow in the early years, but with high earnings potential over the life of the contract. In order to secure the operating capital for DTPI, the Company, in conjunction with investment bankers that it has retained for this purpose, is examining several strategies. These include raising debt and/or equity financing, strategic partnerships and spinning-off majority ownership of DTPI prior to the year-end. However, in view of the high level of success DTPI has had in a very short period, the Company has decided that it is in the best long-term interest of the Company and its stockholders to retain control of DTPI for the immediate future. This decision was heavily influenced by the significant agreement recently signed with CANTV and by the desire of major customers and potential strategic partners to maintain direct access to all of STM's technology.

        The consequence of the decision to retain control of DTPI is that the Company will not, under applicable accounting rules, recognize any significant revenues or gross profits on its shipment of products for the two major transactions related to DTPI in 1997. Through the end of fourth quarter, STM would have recognized approximately $14.3 million in revenue and $6.1 million in gross margin, in sales to DTPI, had the Company completed a spin-off in compliance with GAAP rules. This would have resulted in approximately $21 million in revenue and $0.20 - $0.24 in earnings per share (including the acquisition of Telecom International) for the fourth quarter for STM and approximately $66 million in revenues and $0.50 - $0.54 in earnings per share for fiscal 1997. After accounting for the sales to DTPI as an inter-company transfer of assets and the acquisition of Telecom International, the Company expects its reported revenues for the fourth quarter ending December 31, 1997, to be approximately $6.5 million, with a net loss in the range of $4.0 - $4.3 million resulting in a net loss per share of $0.60 to $0.64 and for fiscal 1997, revenues of approximately $52 million with a net loss of $2.0 - $2.3 million or $0.30 - $0.34 per share. These estimates are preliminary and unaudited and accordingly, are subject to change.

        STM's President and CEO, Emil Youssefzadeh, stated, "We are proud of our accomplishments over the past 12 months which have included record achievements in signing sizable telephony related contracts and meeting our revenue targets, along with our recent acquisition of Telecom International. Despite the ability we had to spin-off DTPI prior to the yearend, we believe that our decision to retain full control at present, is in the best long-term interest of our stockholders and customers. We have had extraordinary success in gaining acceptability of DTPI's telecommunication services and this decision will allow us to retain control of our growth business areas and maintain our competitive advantages, which we consider major assets, for the future. STM expects continued growth in its core equipment sales business to telephone companies, service providers and Enterprise networks and will retain its focus on providing the lowest cost, best performance alternatives for the fixed telephony market. Our new SES and SPACEWEB products are on the leading edge of technology - they are designed specifically for rural and low density telephony and international INTERNET access markets, while remaining



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compatible with our existing networks. With the increased volumes brought by the present and future contracts, we anticipate a continued reduction in cost of our wireless user terminals down to a consumer product level."

        STM Wireless, Inc., headquartered in Irvine, California (Web Site:
Error! Bookmark not defined., is an international provider of wireless communications solutions including VSATs (Very Small Aperture Terminals) for voice, data and video applications with equipment installed in over 80 countries. In addition to its supply of satellite network systems, the Company has two subsidiaries involved in related businesses. Direc-to-Phone International (DTPI) is a service subsidiary which uses products manufactured by STM to enter into service agreements with local partners to provide turnkey communications services, generating long-term cash flow. Telecom Multimedia Systems, Inc (TMSI) is a technology subsidiary focused on Internet telephony, developing products and digital signal processing solutions which provide low delay, high quality, voice over IP solutions.

        This document contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, STM Wireless, Inc. or its representatives have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. As discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and its Forms 10-Q for the first three quarters of fiscal 1997, the Company's future operating results are uncertain and may be impacted by the following factors, among others: the long-term cycle involved in completing major contracts, particularly in foreign markets; increasing competitive pressures; general economic conditions; technological advances; the timing of new product introductions; political and economic risks involved in foreign markets and foreign currencies; and the timing of operating and other expenditures.


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